Exhibit 10.43


                          FOREST CITY ENTERPRISES, INC.
                    DEFERRED COMPENSATION PLAN FOR EXECUTIVES


     Forest City Enterprises, Inc. hereby establishes, effective as of January 1, 1999, the Forest City Enterprises, Inc. Deferred Compensation Plan For Executives on the terms and conditions hereinafter set forth. Such Plan provides a select group of management or highly compensated employees of the Company with the opportunity to defer base salary, or incentive compensation payments which may be paid to such executives under any plan which the Committee (as defined below) may designate from time to time, in accordance with the provisions of the Plan.

                                    ARTICLE I
                                   DEFINITIONS


    For the purposes hereof, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:

     1. "Account" shall mean the bookkeeping account maintained by the Committee on behalf of each Participant pursuant to Section 4 of Article II that is credited with Base Salary or Incentive Compensation which is deferred by a Participant, and the interest on such amounts as determined in accordance with
Section 4 of Article II.

     2. "Base Salary" shall mean the annual fixed or base compensation, payable monthly or otherwise to a Participant.

     3. "Beneficiary" or "Beneficiaries" shall mean the person or persons, including one or more trusts, designated by a Participant in accordance with the Plan to receive payment of the remaining balance of the Participant's Account in the event of the death of the Participant prior to receipt of the entire amount credited to the Participant's Account.

     4. "Board" shall mean the Board of Directors of the Company.

     5. "Change in Control" shall mean that:

          (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the securities of such corporation or person that are outstanding immediately following the consummation of such transaction is held in the aggregate by either (a) the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction or (b) Permitted Holders;

          (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the securities of such corporation or person that are outstanding immediately following the consummation of such sale or transfer is held in the aggregate by either (a) the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such sale or transfer or (b) Permitted Holders;

          (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) thereto, each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than a Permitted Holder has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20 percent or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of the Board (the "Voting Stock");

          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction, other than with respect to a Permitted Holder; or

          (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority of the members thereof, unless the election, or the nomination for election by the Company's stockholders, of each member of the Board first elected during such period was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of any such period.

Notwithstanding the foregoing provisions of subsection (iii) or (iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan, either (1) solely because the Company, a Subsidiary, or any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company, files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20 percent or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (2) solely because of a change in control of any Subsidiary by which any Participant may be employed. Notwithstanding the foregoing provisions of subsections (i-iv) hereof, if, prior to any event described in subsections (i-iv) hereof that may be instituted by any person who is not an officer or director of the Company, or prior to any disclosed proposal that may be instituted by any person who is not an officer or director of the Company that could lead to any such event, management proposes any restructuring of the Company that ultimately leads to an event described in subsections (i-iv) hereof pursuant to such management proposal, then a "Change in Control" shall not be deemed to have occurred for purposes of the Plan.

     6. "Committee" shall mean the Compensation Committee of the Board or such other Committee as may be authorized by the Board to administer the Plan.

     7."Company" shall mean Forest City Enterprises, Inc. and its successors, including, without limitation, the surviving corporation resulting from any merger or consolidation of Forest City Enterprises, Inc. with any other corporation or corporations.

     8. "Disability" shall have the meaning given to such term in the Company's Long Term Disability Plan, as amended from time to time.

     9. "Election Agreement" shall mean an agreement in substantially the form attached hereto as Exhibit A, as such form shall be modified from time to time by the Committee.

     10. "Eligible Employee" shall mean an employee of the Company (or a Subsidiary that has adopted the Plan) who is, as determined by the Committee, a member of a "select group of management or highly compensated employees," within the meaning of Sections 201, 301 and 401 of ERISA, and who is selected by the Committee to participate in the Plan. Unless otherwise determined by the Committee, an Eligible Employee shall continue as such until termination of employment.

     11. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     12. "Incentive Compensation" shall mean cash incentive compensation payable pursuant to an incentive compensation plan, whether such plan is now in effect or hereafter established by the Company, which the Committee may designate from time to time.

     13. "Insolvent" shall mean that the Company has become subject to a pending voluntary or involuntary proceeding under the United States Bankruptcy Code or has become unable to pay its debts as they mature.

     14. "Participant" shall mean any Eligible Employee who has at any time elected to defer the receipt of Base Salary or Incentive Compensation in accordance with the Plan and who, in conjunction with his or her Beneficiary, has not received a complete distribution of the amount credited to his or her Account.

     15. "Permitted Holder" shall mean (i) any of Samuel H. Miller, Albert B. Ratner, Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Nathan Shafran or any spouse of any of the foregoing, and any trusts for the benefit of any of the foregoing, (ii) RMS, Limited Partnership and any general partner or limited partner thereof and any person (other than a creditor) that upon the dissolution or winding up of RMS, Limited Partnership receives a distribution of capital stock of the Company, (iii) any group (as defined in Section 13(d) of the Exchange Act) of two or more persons or entities that are specified in the immediately preceding clauses (i) and (ii), and (iv) any successive recombination of the persons or groups that are specified in the immediately preceding clauses (i), (ii) and (iii).

     16. "Plan" shall mean this deferred compensation plan, which shall be known as the Forest City Enterprises, Inc. Deferred Compensation Plan For Executives. The Plan is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly
compensated   employees  of  the  Company.

     17. "Subsidiary" shall mean any corporation, joint venture, partnership, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest and directly or indirectly owns or controls 50 percent or more of the total combined voting or other decision-making power.

     18. "Year" shall mean a calendar year.



                                  ARTICLE II
                                ELECTION TO DEFER

     1. Eligibility. Subject to Section 3 of this Article, an Eligible Employee may elect to defer receipt of all or a specified part of his or her Base Salary or Incentive Compensation for any Year in accordance with Section 2 of this Article. An Eligible Employee's entitlement to defer shall cease with respect to the Year following the Year in which he or she ceases to be an Eligible Employee.

     2. Election to Defer. An Eligible Employee who desires to defer all or part of his or her Base Salary or Incentive Compensation pursuant to the Plan must complete and deliver an Election Agreement to the Committee before the first day of the Year for which such compensation would otherwise be paid. An Eligible Employee who timely delivers an executed Election Agreement to the Committee shall be a Participant. An Election Agreement that is timely delivered to the Committee shall be effective for the succeeding Year and, except as otherwise specified by an Eligible Employee in his or her Election Agreement, shall continue to be effective from Year to Year until revoked or modified by written notice to the Committee or until terminated automatically upon either the termination of the Plan, the Company becoming Insolvent or the Eligible Employee's termination of employment. In order to be effective to revoke or modify an election relating to Base Salary otherwise payable in any particular Year or Incentive Compensation otherwise earned during any particular Year, a revocation or modification must be delivered prior to the beginning of the first Year of service for which such compensation is payable. Notwithstanding the above, in the event that an employee first becomes an Eligible Employee during the course of a Year, rather than as of the first day of a Year, the Eligible Employee's Election Agreement must be filed no later than thirty (30) days following the date the employee first becomes an Eligible Employee, and such Election Agreement shall be effective only with regard to Base Salary and Incentive Compensation earned following the filing of the Election Agreement with the Committee.

     3. Amount Deferred; Period of Deferral. A Participant shall designate on the Election Agreement the percentage or the dollar amount of his or her Base Salary or Incentive Compensation that is to be deferred, provided, however, that the maximum deferral by a Participant during any one Year shall be, with respect to such Year, the lesser of (i) $100,000 and (ii) 25% of the sum of the Base Salary which the Participant would otherwise receive during such Year and the Incentive Compensation which the Participant earned during such Year. A Participant may specify in the Election Agreement that different percentages or dollar amounts shall apply to Incentive Compensation payable under different incentive compensation plans. Unless the Committee permits deferral until a later date, the applicable percentage(s) or dollar amount(s) of Base Salary or Incentive Compensation shall be deferred until the date the Participant ceases to be an employee by death, retirement or Disability or otherwise ceases employment.

     4. Accounts. Base Salary and Incentive Compensation that a Participant elects to defer shall be treated as if it were set aside in an Account on the date the Base Salary or Incentive Compensation would otherwise have been paid to the Participant. Such Account will be credited with interest at such rate and in such manner as is determined from time to time by the Committee.

     5. Payment of Account. The amount of a Participant's Account shall be paid as provided in this Section 5.

          (i) The amount of a Participant's Account attributable to deferral of Base Salary and Incentive Compensation shall be paid to the Participant in a lump sum or in a number of approximately equal annual installments (not in excess of fifteen (15) installments) as designated by the Participant in the Election Agreement. The lump sum payment or the first annual installment, as the case may be, shall be made as soon as practicable following the end of the period of deferral as specified in Section 3 of this Article. In the event that the Account is paid in installments, the amount of such Account remaining unpaid shall continue to bear interest, as provided in Section 4 of this Article.

          (ii) Notwithstanding the payment terms designated by a Participant on the Election Agreement, but subject to the approval of the Committee as described below in this Section, a Participant may elect to change the form of payment of his or her Account to a form of payment otherwise permitted under Section 5(i) of this Article II; provided such election shall be in writing on a form provided by the Committee, and provided further that any election made less than one year prior to the Participant's termination of employment by death, retirement, Disability or otherwise shall not be valid, and in such case, payment shall be made in accordance with the Participant's original Election Agreement. Any such election may be changed or revoked by the Participant at any time and from time to time by the filing of a later written election with the Committee provided that any election made less than one year prior to a Participant's termination of employment by death, retirement, Disability or otherwise shall not be valid, and in such case, payment shall be made in accordance with the latest valid election of the Participant. The payment of a lump sum amount, or the payment of a number of approximately equal annual installments, not in excess of fifteen (15) payments, as designated by the Participant in the Election Agreement, to a Participant (or his or her Beneficiary) pursuant to this Section shall discharge all obligations of the Company to such Participant (or his or her Beneficiary) under the Plan.

     6. Death of a Participant. In the event of the death of a Participant, the remaining amount of the Participant's Account shall be paid to the Beneficiary or Beneficiaries designated in a writing substantially in the form attached hereto as Exhibit B (the "Beneficiary Designation") in accordance with the Participant's latest valid election, or in accordance with a special payment election filed by the Participant with the Committee that is to be operative and override any other payment election filed by the Participant in the event of the death of the Participant. A Participant's Beneficiary Designation may be changed at any time prior to his or her death by the execution and delivery of a new Beneficiary Designation. The Beneficiary Designation on file with the Company that bears the latest date at the time of the Participant's death shall govern. In the absence of a Beneficiary Designation or the failure of any Beneficiary to survive the Participant, the amount of the Participant's Account shall be paid to the Participant's estate in a lump sum amount within 90 days after the appointment of an executor or administrator. In the event of the death of the Beneficiary or Beneficiaries after the death of a Participant, any amount remaining in the Account shall be paid in a lump sum to the estate of the last surviving Beneficiary within 90 days after the appointment of an executor or administrator.

     7. Small Payments. Notwithstanding the foregoing, if installment payments elected by a Participant would result in a payment of less than $500, the entire amount of the Participant's Account may at the discretion of the Committee be paid in a lump sum in accordance with Section 5 of this Article.

     8. Acceleration.

          (i) Notwithstanding the above, in the event of an unforeseeable emergency, as defined in section 1.457-2(h)(4) and (5) of the Income Tax Regulations, that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the Committee may in its sole discretion accelerate the payment to the Participant or Beneficiary of the amount of his or her Account, but only up to the amount necessary to meet the emergency.

          (ii) Notwithstanding any other provision of the Plan, the Participant, or his or her Beneficiary in the event of his or her death, shall be permitted, at any time, to make an election to receive, payable as soon as practicable after such election is received by the Committee, the remaining amount of the Account in the form of a single lump sum, if (and only if) the Account is reduced by 10%, which 10% amount shall thereupon irrevocably be forfeited.

     9. Termination of Participation. Notwithstanding any other provision of the Plan, a Participant's participation in the Plan shall terminate upon a determination by the Committee that the Participant is not a member of a select group of management or highly compensated employees of his or her employer, within the meaning of ERISA. Upon such a determination, the Company or the Subsidiary, as the case may be, that employs the Participant shall make an immediate lump sum payment to the Participant equal to the amount credited to his or her Account.

                                   ARTICLE III
                                 ADMINISTRATION

     The Company, through the Committee, shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to (i) resolve all questions relating to eligibility for participation in the Plan and the amount in the Account of any Participant and all questions pertaining to claims for benefits and procedures for claim review, (ii) resolve all other questions arising under the Plan, including any factual questions and questions of construction, and
(iii) take such further action as the Company shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Committee hereunder shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of ERISA, the Committee shall provide a procedure for handling claims of Participants or their Beneficiaries under the Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claim as well as a reasonable opportunity for a full and fair review by the Committee of any such denial.



                                   ARTICLE IV
                            AMENDMENT AND TERMINATION


     The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect any Participant or Beneficiary who has an Account, or result in any change in the timing or manner of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or Beneficiary.



                                    ARTICLE V
                                  MISCELLANEOUS

     1. Non-alienation of Deferred Compensation. Except as permitted by the Plan, no right or interest under the Plan of any Participant or Beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or (iii) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary.

     2. Participation by Employees of Subsidiaries. An Eligible Employee who is employed by a Subsidiary (that has adopted the Plan) and who elects to participate in the Plan shall participate on the same basis as an Eligible Employee of the Company. The Account of a Participant employed by a Subsidiary shall be paid in accordance with the Plan solely by such Subsidiary to the extent attributable to Base Salary or Incentive Compensation that would have been paid by such Subsidiary in the absence of deferral pursuant to the Plan, unless the Committee otherwise determines that the Company shall be the obligor.

     3. Interest of Participant. The obligation of the Company under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company to make payments from its general assets and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company. Further, no Participant or Beneficiary shall have any claim whatsoever against any Subsidiary for amounts reflected in an Account. Nothing in the Plan shall be construed as guaranteeing future employment to Eligible Employees. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company may create a trust to hold funds to be used in payment of its obligations under the Plan, and may fund such trust; provided, however, that any funds contained therein shall remain liable for the claims of the Company's general creditors. Notwithstanding the above, upon the earlier to occur of (i) a Change in Control or (ii) a declaration by the Board that a Change in Control is imminent, the Company shall promptly to the extent it has not previously done so:

          (a) establish an irrevocable trust (the funds of which shall be subject to the claims of the Company's general creditors) to hold funds to be used in payment of its obligations under the Plan; and

          (b) transfer to the trustee of such trust, to be added to the principal thereof, an amount equal to (I) the aggregate amount credited to the Accounts of all of the Participants and Beneficiaries under the Plan, less (II) the balance, if any, in the trust at such time.

     4. Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any other person, firm or corporation any legal or equitable right as against the Company or any Subsidiary or the officers, employees or directors of the Company or any Subsidiary, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

     5. Severability. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     6. Governing Law. Except to the extent preempted by federal law, the provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

     7. Relationship to Other Plans. The Plan is intended to serve the purposes of and to be consistent with any incentive compensation plan approved by the Committee for purposes of the Plan.

             EXECUTED at Cleveland, Ohio on December 29, 1998

                                         FOREST CITY ENTERPRISES, INC.

                                         By: THOMAS T. KMIECIK

                                         Title: Assistant Treasurer

                                                                      EXHIBIT A


                          FOREST CITY ENTERPRISES, INC.
                    DEFERRED COMPENSATION PLAN FOR EXECUTIVES

                               ELECTION AGREEMENT

     I,__________ , hereby elect to participate in the Forest City Enterprises, Inc. Deferred Compensation Plan For Executives (the "Plan") with respect to Base Salary which I otherwise would be entitled to receive beginning on or after January 1, 1999 and with respect to Incentive Compensation that I may earn on or after January 1, 1999. I hereby elect to defer payment of the Base Salary and Incentive Compensation which I otherwise would be entitled to receive as follows:

     1. Deferral of Base Salary Otherwise Payable During 1999. Percentage or dollar amount of Base Salary, if any, otherwise payable during 1999 (check one):

                    defer ____%                defer $____

     2. Deferral of Incentive Compensation Otherwise Earned During 1999. Percentage or dollar amount of Incentive Compensation, if any, which I may earn during 1999 (check one):

                    defer ____%                defer $____

NOTE: AMOUNTS EARNED UNDER THE STRATEGIC PLAN FOR THE FOUR-YEAR PERIOD ENDING IN 1999 ARE NOT ELIGIBLE FOR DEFERRAL UNDER THE PLAN.

     3. Form of Distributions. Please make payment of the above specified deferrals, together with accrued interest reflected in my Account, as follows (check one):

          a.  ___   Pay in a lump  sum
          b.  ___   Pay in ___  (not  more  than  15) approximately equal annual installments

     4. Special Death Election. If I die before I receive the entire amount credited to my Account, without regard to any other election I have made on this Election Agreement, please defer payment or make payment of the first annual installment to my Beneficiary as follows (check one and complete blank if necessary):

          a.  ___   Defer until ____ year(s) (not more than 2) after my death
                    and pay to my Beneficiary in a lump sum or in ____ (not more than 15) approximately equal annual installments (check one and complete blank if necessary)

          b.  ___   Defer until my death and pay to my Beneficiary in a lump sum or in ____ (not more than 15) approximately equal annual installments (check one and complete blank if necessary)

     I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. I understand that this Election Agreement must be returned to the Committee no later than December 31, 1998 to be effective. I also understand that the maximum dollar amount which I may defer during 1999 is the lesser of (i) $100,000 and
(ii) 25% of the sum of my Base Salary otherwise payable during 1999 and my Incentive Compensation earned during 1999. Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Plan.

     I understand that (i) this Election Agreement shall continue to be effective for all payments of Base Salary which would otherwise be paid to me after 1999 and any Incentive Compensation which I may earn after 1999 and (ii) I may not revoke or modify this Election Agreement with respect to the deferral of Base Salary otherwise payable during 1999 and Incentive Compensation which I may earn during 1999, although I may elect to terminate the future deferral of Base Salary and Incentive Compensation as of the first day of any later Year by delivering written notice to the Committee prior to the first day of such Year. I also understand that I may change the form of payment of my Account to a form of payment otherwise permitted under the Plan, provided that if I make an election to change my form of payment less than one year prior to my termination of employment by death, retirement, Disability or otherwise, such election will not be effective and, in such case, payment shall be made in accordance with my latest valid election.

     I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.

Dated this___day of______, 1998.


_____________________________               _________________________________
         (Signature)                              (Print or type name)

                                                                     Exhibit B


                          FOREST CITY ENTERPRISES, INC.
                    DEFERRED COMPENSATION PLAN FOR EXECUTIVES

                            BENEFICIARY DESIGNATIONS

     In accordance with the terms and conditions of the Forest City Enterprises, Inc. Deferred Compensation Plan For Executives (the "Plan"), I hereby designate the person(s) indicated below as my beneficiary(ies) to receive the amounts payable under said Plan.

   Name  ___________________________       Name ____________________________
   Portion of Account ________%            Portion of Account _________%

   Address _________________________       Address _________________________
   _________________________________       _________________________________
   _________________________________       _________________________________
   Social Sec. No. of                      Social Sec. No. of
   Beneficiary _____________________       Beneficiary _____________________

   Relationship ____________________       Relationship  ___________________

   Date of Birth ___________________       Date of Birth  __________________

     In the event that the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person as beneficiary(ies);

   Name  ___________________________       Name ____________________________

   Portion of Account ________%            Portion of Account _________%

   Address _________________________       Address _________________________
   _________________________________       _________________________________
   _________________________________       _________________________________

   Social Sec. No. of                      Social Sec. No. of
   Beneficiary _____________________       Beneficiary _____________________

   Relationship ____________________       Relationship  ___________________


     I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Plan. In the event that there is no beneficiary living at the time of my death, I understand that the amounts payable under the Plan will be paid to my estate.


_______________    _____________________         ______________________________
    Date               (Signature)                     (Print or type name)